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                                                                EXHIBIT 23.1




                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Sundstrand Corporation for the registration of $100,000,000 of debt securities and to the incorporation by reference therein and in the Registration Statement (Form S-3, No. 333-00801) for the registration of $150,000,000 of debt securities of our report dated January 27, 1998 with respect to the consolidated financial statements of Sundstrand Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.




                                                     /s/ Ernst & Young LLP


Chicago, Illinois
November 6, 1998